                                                                   EXHIBIT 23.0





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated June 12, 1998 accompanying the financial statements and schedule incorporated by reference or included in the Annual Report of Summa Rx Laboratories, Inc. on Form 10-K for the year ended April 30, 1998. We hereby consent to the incorporated by reference of said report in the Registration Statements of Summa Rx Laboratories, Inc. on Form S-8 (File No. 33-9475 effective October 9, 1986).





     Dallas, Texas
     July 28, 1998